Exhibit 10.7

This CONSULTING SERVICES AGREEMENT is made as of the 18th day of September, 2002.

BETWEEN:

HEMPTOWN CLOTHING INC., a company incorporated under the laws of the Province of British Columbia
(the "COMPANY")

AND

MICHELLE MCQUEEN, of #404 - 150 Alexander St., Vancouver, B.C., V6A 1B5 (the "CONTRACTOR")

WHEREAS:

A. The Company is in need of consulting and advice in order to secure high profile individuals as spokespeople and distributors of it's products,
B. The Contractor has contacts that will help facilitate the Company achieving its goals,
C. The Contractor has voluntarily agreed to subscribe for 150,000 Warrant Units (as hereinafter defined) of the Company at USD$0.001 per Warrant Unit
D. The Company and the Contractor wish to enter into a contractual relationship for their mutual benefit.

NOW THEREFORE, in consideration of the mutual agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this agreement hereby agree as follows:

1. The Contractor shall supply industry specific pertinent contacts on an as needed basis to the Company.
2. The Contractor shall assist the Company in securing high profile individuals and celebrities as distributors of the Company's products.
3. The Contractor shall execute a subscription agreement, which is attached hereto as Schedule "A", whereby the Contractor subscribes for 150,000 warrant units (the "WARRANT UNITS" or singularly the "WARRANT UNIT") at a price of USD$0.001 per Warrant Unit for total proceeds to the Company of USD$150.00. Each Warrant Unit shall consist of a right to purchase one common share (the "SHARES" or singularly the "SHARE") of the Company for USD$2.00 plus one piggyback warrant (the "PIGGYBACK WARRANT"). Each Piggyback Warrant shall consist of a right to purchase one common share of the Company for USD$4.00. The Contractor shall have 3 years from the date of issue of the Warrant Unit to exercise the Warrant Unit. The Contractor shall have 1 year from the date of

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     exercise of the Warrant Unit to exercise the Piggyback Warrant.

IN WITNESS whereof the parties have executed this agreement the day and year first before written.

     Hemptown Clothing Inc.

Per: "Jerry Kroll"                 "Michelle McQueen"
    --------------------------     ------------------
     President                     Michelle McQueen